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                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



May 9, 2001



ATP Oil & Gas Corporation
4600 Pos Oak Place, Suite 230
Houston, Texas  77027-9726


Re:       ATP Oil & Gas Corporation
          Form S-8 Registration Statement

Gentlemen:

As independent oil and gas engineers, Holditch-Reservoir Technologies Consulting Services hereby consent to the reference to our firm under the caption "Item 3 Incorporation of Documents by Reference" in this Registration Statement on Form S-8.


Very truly yours,

/s/ HOLDITCH-RESERVOIR TECHNOLOGIES CONSULTING SERVICES

James F. Hubbard, P.E.
Principal Petroleum Engineer